Exhibit 3.1.3

ARTICLES OF AMENDMENT

ANCHORAGE DAILY NEWS, INC.

Pursuant to the provisions of the Alaska Business Corporation Act, AS 10.05.003 et set., the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Anchorage Daily News, Inc.

SECOND: The following amendment to the Articles amendment to the Articles of Incorporation was adopted by the Board of Directors of the corporation on the 20th day of February, 1979, in a manner as prescribed by the Alaska Business Corporation Act:

Article IV, Section 1 of the Articles of Incorporation is amended to read: “Section 1. Number. The aggregate number of shares which the corporation shall have authority to issue is 500,000 shares of common nonassessable, voting stock with a par value of $1.00 per share.”

THIRD: No shares have been issued by the corporation.

FOURTH: The amendment does not provide for any exchange, reclassification or cancellation of issued shares.

FIFTH: The amendment does not make any change in the amount of, stated capital.

DATED this 20th day of February, 1979.

By	/s/ Katherine W. Fanning
Katherine W. Fanning,
President of
ANCHORAGE DAILY NEWS, INC.

By	/s/ Allen McGrath
Allen McGrath, Secretary of
ANCHORAGE DAILY NEWS, INC.

STATE OF ALASKA	)
	)	ss.
THIRD DISTRICT	)

Allen McGrath, being first duly sworn under oath, deposes and says:

I am the Secretary named in and who executed the foregoing Articles of Amendment. I have read the same, know the contents thereof, and believe the same to be true in all respects.

/s/ Allen McGrath
Allen McGrath, Secretary

STATE OF ALASKA	)
	)	ss.
THIRD DISTRICT	)

THIS IS TO CERTIFY that on the 20th day of February, 1979, before me, the undersigned, a Notary Public in and for the State of Alaska, personally appeared Katherine W. Fanning and Allen McGrath to me known and known to me to be the President and Secretary of the Anchorage Daily News, Inc., respectively, and they acknowledged to me that they had in their official capacity aforesaid executed the foregoing instrument as the free act and deed of the said corporation for the uses and purposes therein stated.

WITNESS my hand and notarial seal on the day and year in this certificate first above written.

/s/ Rebecca L. Ojen
Notary Public in and for Alaska
My Commission Expires: 10/14/80

ARTICLES OF INCORPORATION

of

ANCHORAGE DAILY NEWS, INC.

The undersigned natural persons of the age of 19 years or more, acting as incorporators of a corporation (hereinafter referred to as the Corporation), under the provisions of the Alaska Business Corporation Act (hereinafter referred to as the Act), adopt the following Articles of Incorporation.

ARTICLE I

Name

The name of the corporation is ANCHORAGE DAILY NEWS, INC.

ARTICLE II

Period of Duration

The period of duration of the Corporation is perpetual.

ARTICLE III

Purpose and Powers

Section 1. In General. The purpose of this corporation is to engage in any lawful business activity other than banking or insurance.

Clause (a) Ancillary Purposes. To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith, which are not forbidden by the Act, by other law, or by these Articles of Incorporation.

Clause (b) To Carry Out Such Purposes in Other States. To carry out the purposes hereinabove set forth in any state, territory, district or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by law of such state, territory, district or possession of the United States, or by such foreign country.

Section 2. Statutory Powers. Subject to any specific written limitations or restrictions imposed by the Act, by other law, or by these Articles of Incorporation, and solely in furtherance of, but not in addition to, the limited purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all the powers specified in the Act.

ARTICLE IV

Authorized Shares

Section 1. Number. The aggregate number of shares which the Corporation shall have authority to issue is 100,000 shares of common nonassessable, voting stock with a par value of $1.00 per share.

Section 2. Initial Stock. At least one thousand (1,000) shares of the common stock of the Corporation shall be issued for cash at the par value, and the sum received in payment therefor shall constitute the initial consideration for the issuance of shares, referred to in Article VII, which is a condition precedent to the commencing of business by the Corporation.

Section 3. Stated Capital. The par value of all shares of Capital Stock of the Corporation that have been issued shall be the stated capital of the Corporation at any particular time.

Section 4. Dividends. The holders of the Capital Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the unreserved earned surplus of the Corporation, as defined in the Act, dividends payable either in cash, in property or in shares of Capital Stock of the Corporation.

ARTICLE V

Shares Not to be Divided into Classes

The shares of the Corporation are not to be divided into classes.

ARTICLE VI

No Shares Issued in Series

The Corporation is not authorized to issue shares in series.

ARTICLE VII

Pre-emptive Rights

The holders from time to time of the shares of the Corporation shall have the pre-emptive right to purchase, at such respective equitable prices, terms and conditions as shall be fixed by the Board of Directors, such of the shares of the Corporation as may be issued from time to time, over and above the initial issue, which have been never previously sold. Such pre-emptive right shall apply to all shares issued after such initial issue, whether such additional shares constitute shares held in the treasury of the Corporation, and shall be exercised in the respective ratio which the number of shares held by each shareholder at the time of such issue bears to the total number of shares outstanding in the name of all shareholders at such time.

ARTICLE VIII

Provisions for Regulation of Internal

Affairs of the Corporation

Section 1. Meetings of the Shareholders. Meetings of the shareholders of the Corporation may be held at such place, either within or without the State of Alaska, as may be provided in the Code of By-Laws. In the absence of any such provisions, all meetings shall be held at the registered office of the Corporation.

Section 2. Meetings of Directors. Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Alaska.

Section 3. Code of By-Laws. The initial code of By-Laws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the Code of By-Laws or to adopt a new Code of By-Laws shall be vested in the Board of Directors. The Code of By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Act or these Articles of Incorporation.

Section 4. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participating in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 5. Amendments to Articles of Incorporation. The Corporation reserves the right from time to time to amend, alter, or repeal or to add any provision to its Articles of Incorporation, in the manner prescribed by law.

ARTICLE IX

Address of Initial Registered Office

and Name of Initial Registered Agent

Section 1. Registered Office. The address of the initial registered office of the corporation is 601 West 5th Avenue, Suite 930, Anchorage, Alaska.

Section 2. Registered Agent. The name of the initial registered agent of the Corporation at such address is Allen McGrath.

ARTICLE X

Data Respecting Directors

Section 1. Initial Board of Directors. The initial Board of Directors shall consist of three members, who need not be residents of the State of Alaska or shareholders of the Corporation.

Section 2. Names and Addresses. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors shall have been elected and qualified, follow:

Allen McGrath	601 West 5th Ave., Anchorage, Alaska
Russell Pritchett	601 West 5th Ave., Anchorage, Alaska
Stella L. Pitts	601 West 5th Ave., Anchorage, Alaska

Section 3. Increase or Decrease of Directors. The number of directors may be increased or decreased from time to time by amendment of the Code of By-Laws; but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of a by-law fixing the number of directors, the number shall be three.

ARTICLE XI

Data Respecting Incorporation

The names and addresses of the incorporators of the Corporation are as follows:

Allen McGrath	601 West 5th Ave., Anchorage, Alaska
Russell Pritchett	601 West 5th Ave., Anchorage, Alaska
Stella L. Pitts	601 West 5th Ave., Anchorage, Alaska

IN WITNESS WHEREOF, the undersigned, being all of the incorporators designated in Article XII, execute these Articles of Incorporation and certify to the truth of the facts therein stated, this 16th day of July, 1978.

/s/ Allen McGrath
ALLEN McGRATH

/s/ Russell Pritchett
RUSSELL PRITCHETT

/s/ Stella Pitts
STELLA L. PITTS

STATE OF ALASKA	)
	)	ss.
THIRD DISTRICT	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Alaska, certify that Allen McGrath, Russell Pritchett and Stella L. Pitts, all of the incorporators referred to in the foregoing Articles of Incorporation, personally stated before me and swore to the truth of the facts therein stated.

WITNESS MY HAND AND OFFICIAL SEAL this 19 day of July, 1978.

/s/ [signature illegible]
Notary Public in and for Alaska
My Commission Expires: 10/23/77